Exhibit 15.3

July 21, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

U.S.A.

Re:	Birks Group Inc.

File No. 001-32635

Dear Sir or Madam:

We have read Item 16F of Form 20-F of Birks Group Inc. dated July 21, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton

A trade name used by Raymond Chabot Grant Thornton LLP